                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       ALTERNATIVE LIVING SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                      [ALTERNATIVE LIVING SERVICES LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1998

To the Stockholders of Alternative Living Services, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (together with any adjournments or postponements thereof, the "Meeting") of Alternative Living Services, Inc. (the "Company") will be held at The Sheraton Milwaukee/Brookfield, 375 South Moorland Road, Brookfield, Wisconsin 53005, on Thursday, May 14, 1998 at 10:00 a.m., Milwaukee time, for the purpose of considering and voting upon the following matters:

          (1) To elect a board of ten directors each to serve a one-year term;

          (2) To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized capital stock of the Company;

          (3) To consider and act upon a proposal to increase the number of shares of the Company's Common Stock reserved for issuance under the Company's 1995 Amended and Restated Incentive Compensation Plan from 1,425,000 to 2,500,000; and

          (4) To transact such other business as may properly come before the Meeting.

     These items are more fully described in the accompanying Proxy Statement, which is hereby made a part of this Notice of Annual Meeting of Stockholders.

     The Board of Directors has fixed the close of business on April 8, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

     A copy of the Company's Annual Report for the year ended December 31, 1997 is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this Notice.

                                          By Order of the Board of Directors,

                                          Thomas E. Komula
                                          Secretary

Brookfield, Wisconsin
April 14, 1998

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                      [ALTERNATIVE LIVING SERVICES LOGO]

                             450 N. SUNNYSLOPE ROAD
                                   SUITE 300
                          BROOKFIELD, WISCONSIN 53005

PRELIMINARY COPY

                                PROXY STATEMENT

                       ANNUAL MEETING OF STOCKHOLDERS OF
                       ALTERNATIVE LIVING SERVICES, INC.

                                  MAY 14, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement (the "Proxy Statement") and the accompanying form of proxy are being furnished to the stockholders of Alternative Living Services, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of its outstanding common stock, $.01 par value per share (the "Common Stock"), for use at the Annual Meeting of Stockholders of the Company (together with any adjournments or postponements thereof, the "Meeting") to be held at The Sheraton Milwaukee/Brookfield, 375 South Moorland Road, Brookfield, Wisconsin 53005, on Thursday, May 14, 1998 at 10:00 a.m., Milwaukee time. This Proxy Statement, the accompanying form of proxy and the Annual Report to Stockholders are expected to be mailed to stockholders of the Company on or about April 14, 1998.

SOLICITATION

     The expense of this solicitation will be borne by the Company. Solicitation will be primarily by use of the mails. Executive officers and other employees of the Company may solicit proxies, without additional compensation, personally and by telephone and other means of communication. The Company will also reimburse brokers and other persons holding Common Stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners.

VOTING RIGHTS AND OUTSTANDING SHARES

     Stockholders of record as of the close of business on April 8, 1998 (the "Record Date") will be entitled to vote at the Meeting. Each share of outstanding Common Stock is entitled to one vote. As of the Record Date, there were [21,832,396] shares of Common Stock outstanding and entitled to vote. The Company has been advised that certain beneficial owners, directors and executive officers of the Company, who hold in the aggregate approximately 23.5% of the outstanding Common Stock, intend to vote their shares in favor of the nominees and in accordance with the recommendations of the Board.

     The presence at the Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock as of the Record Date will constitute a quorum for transacting business at the Meeting. Abstentions and broker non-votes are counted towards a quorum. Provided a quorum is present at the Meeting, directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting.

     All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for any purposes in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     The shares of Common Stock represented by proxy will be voted as instructed if received in time for the Meeting. If no instructions are indicated, such shares will be voted in favor of (FOR) (i) each nominee for election as a director specified herein, (ii) the proposal to amend the Company's Restated Certificate of Incorporation, (iii) the proposal to increase the number of shares of Common Stock reserved for issuance under the Company's 1995 Amended and Restated Incentive Compensation Plan, and (iv) in the discretion of the proxy holder, as to any other matter that may properly come before the Meeting. Any person signing and mailing the proxy may, nevertheless, revoke it at any time before it is exercised by written notice to the Company (Attention: Thomas
E. Komula, Senior Vice President, Chief Financial Officer, Treasurer and Secretary) at its headquarters at 450 N. Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005, or by attending in person and voting at the Meeting. Attendance at the Meeting, however, will not itself constitute the revocation of a proxy.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Ten directors, constituting the entire Board, are to be elected at the Meeting and, if elected, will serve until the 1998 Annual Meeting of Stockholders and until their successors have been elected and qualified. The Company's Restated Bylaws, as amended, provide that the Board shall consist of no less than four members and no more than ten members, with the actual number to be established by resolution of the Board. The Board has by resolution established the number of directors at ten.

     The nominees of the Board are set forth below. All of the current members of the Board have been nominated to continue to serve as directors of the Company. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. If additional persons are nominated for election as directors, then the proxy holders intend to vote all proxies received by them for the nominees listed below unless instructed otherwise. As of the date of this Proxy Statement, the Company is not aware of any nominee who is unable or who will decline to serve as a director, if elected.

NOMINEES FOR ELECTION AS DIRECTORS

     Set forth below are the names, ages (at April 1, 1998), positions and offices held and a brief description of the business experience during the past five years of each person nominated to serve as a director of the Company.

     William G. Petty, Jr. (age 52) has served as Chairman of the Board of the Company since December 1993 and served as Chief Executive Officer of the Company from December 1993 to April 1996. He has served as a Managing Director of Beecken, Petty & Company, the general partner of a private health care investment fund, since September 1996. Mr. Petty served as the Vice Chairman of GranCare, Inc. ("GranCare") from July 1995 to November 1997. Mr. Petty also served as Chairman of the Board, Chief Executive Officer and President of Evergreen Healthcare, Inc. ("Evergreen") from June 1993 to July 1995, the date of its merger with GranCare, and as Chairman of the Board, Chief Executive Officer and President of National Heritage, Inc., predecessor to Evergreen, from October 1992 to June 1993. Mr. Petty also serves on the Board of Directors of Paragon Health Network, Inc. ("Paragon"), a diversified provider of long-term and specialty health care services.

     William F. Lasky (age 43) has served as Chief Executive Officer of the Company since April 1996 and served as President of the Company from December 1993 to October 1997. He served as the Managing Partner of Alternative Living Services, a Wisconsin general partnership (the "ALS Partnership"), from 1981 to December 1993 and as the President of Care Living Centers, Inc. ("CLC") from 1989 to December 1993.

The ALS Partnership and CLC developed and operated assisted living residences, six of which are currently managed by the Company. Mr. Lasky is a member of the National Governing Board and through April 1998 is the Chairman of The Assisted Living Federation of America ("ALFA") and is a licensed nursing home administrator.

     Timothy J. Buchanan (age 43) has served as the President and a director of the Company since October 1997. Mr. Buchanan served as the Chairman of the Board, Chief Executive Officer, and a director of Sterling House Corporation ("Sterling") since he co-founded Sterling with Mr. Vick in 1991. Mr. Buchanan founded BCI Construction, Inc. in 1984 and served as its President until February 1997. BCI Construction, Inc. was wholly owned by Mr. Buchanan prior to its acquisition by Sterling in 1994. Mr. Buchanan serves on the Oklahoma Assisted Living Task Force -- Department of Human Resources, Aging Division. He is also a former member of the National Governing Board of ALFA.

     Steven L. Vick (age 43) has served as the Chief Operating Officer and a director of the Company since October 1997. He served as the President and a director of Sterling since he co-founded Sterling with Mr. Buchanan in 1991. Mr. Vick previously practiced as a Certified Public Accountant specializing in health care consulting.

     Richard W. Boehlke (age 49) has served as the Vice Chairman of the Board of the Company since May 1996. Mr. Boehlke served as President and Chief Executive Officer of New Crossings International Corporation ("Crossings"), an assisted living company which he founded in 1984, until Crossings merged with the Company in May 1996.

     Gene E. Burleson (age 56) has served as a director of the Company since July 1995. Mr. Burleson served as the Chief Executive Officer and a director of Vitalink Pharmacy Services, Inc. from February 1997 to August 1997. He served as Chairman of the Board of GranCare from January 1994 to November 1997 and as Chief Executive Officer of GranCare from December 1990 to February 1997. Mr. Burleson also currently serves on the Board of Directors of Paragon, Deckers Outdoor Corporation, a shoe manufacturer, and Walnut Financial Services, a small business investment company.

     D. Ray Cook, M.D. (age 53) has served as a director of the Company since October 1997. He served as a director of Sterling from 1991 to October 1997. For the past 22 years, Dr. Cook has been a family practice physician in private practice in Wichita, Kansas. From 1986 to July 1994, he was a director of Physician Corporation of America, a publicly-held health maintenance organization. He is a member and elected fellow of the American Academy of Family Physicians, and is a past President of the Kansas Academy. Dr. Cook is also an Assistant Professor in the Department of Family Practice at the Kansas University College of Medicine, and is a member of the General Board of the Church of the Nazarene.

     Robert Haveman (age 50) has served as a director of the Company since May 1995. Mr. Haveman has served as Treasurer of EDP Management Corp., a privately held investment management firm, since April 1997 and as the Secretary/Treasurer of the Prince Corporation, an automotive interior trim manufacturer, from 1987 until October 1997.

     Ronald G. Kenny (age 42) has served as a director of the Company since May 1995. He has served as Executive Vice President of Huizenga Capital Management, a privately held investment management company, since 1990.

     Jerry L. Tubergen (age 44) has served as a director of the Company since May 1995. He has served as President and Chief Executive Officer of RDV Corporation, a private financial management firm, since its formation in 1991. Mr. Tubergen served as Managing Partner of Deloitte & Touche in Grand Rapids, Michigan from 1987 to 1991. Mr. Tubergen also currently serves on the Board of Directors of the Orlando Magic, Ltd., an NBA franchise, and Genmar Holdings, Inc., a manufacturer and marketer of motorized pleasure boats.

     There are no family relationships among any of the executive officers or directors of the Company. Until the 1999 Annual Meeting of Stockholders of the Company, any vacancy on the Board of Directors arising among Messrs. Buchanan, Cook or Vick and any nominee selected to fill a director position occupied by any of the foregoing individuals in accordance with the provisions of the merger agreement entered into by the Company and Sterling (each a "Sterling Representative") shall be nominated on behalf of the Board of Directors, filled or selected by a majority vote of the remaining Sterling Representatives and approved by the Board of Directors of the Company. Pursuant to the merger agreement entered into by the Company and Crossings in connection with the merger of the Company and Crossings, Mr. Boehlke was elected to the Board of Directors as its Vice Chairman and D. Lee Field and David M. Boitano were elected as executive officers of the Company. Pursuant to a services agreement between Mr. Boehlke and the Company, the Company has agreed to nominate Mr. Boehlke as director of the Company during the three year term of the services agreement (expiring in May 1999). No other arrangement or understanding exists between any executive officer or any other person pursuant to which any executive officer was selected as an executive officer of the Company. Subject to the terms of employment agreements, executive officers of the Company are elected or appointed by the Board of Directors and hold office until their successors are elected or until their death, resignation or removal.

                           MANAGEMENT OF THE COMPANY

BOARD OF DIRECTORS

     The Company's Board of Directors is currently comprised of the ten individuals set forth in Proposal 1 above.

BOARD COMMITTEES AND MEETINGS

     During 1997, the Board met ten times. The Board has established an audit committee (the "Audit Committee"), a compensation committee (the "Compensation Committee") and an executive committee (the "Executive Committee"). The Board does not have a nominating committee. No incumbent Board member attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board which such director was eligible to attend during 1997 and (ii) the total number of meetings held by any committee of the Board upon which such director served during 1997.

     The Audit Committee is comprised of Messrs. Burleson, Haveman and Tubergen with Mr. Tubergen serving as Chairman. The Audit Committee convenes when deemed appropriate or necessary by its members. The primary functions of the Audit Committee are to: (i) recommend an accounting firm to be appointed by the Company and its independent auditors; (ii) consult with the Company's independent auditors regarding the audit plan; and (iii) determine that management placed no restrictions on the scope or implementation of the independent auditors' examination. The Audit Committee met once in 1997.

     The Compensation Committee is comprised of Messrs. Boehlke, Cook, Kenny, Petty and Tubergen, with Mr. Kenny serving as Chairman. The Compensation
Committee: (i) sets and approves the compensation (including salary, deferred compensation, bonuses, incentive compensation and all other types of compensation or remuneration) of the Company's executive officers; and (ii) administers the Company's 1995 Amended and Restated Incentive Compensation Plan (the "1995 Plan"). The Compensation Committee met three times in 1997.

     The Executive Committee is comprised of Messrs. Buchanan, Lasky and Petty, with Mr. Petty serving as Chairman. The Executive Committee convenes when deemed appropriate or necessary by its members. The Executive Committee has been delegated the authority of the Board of Directors to: (i) approve development, acquisition and financing transactions, without separate approval of the Board of Directors, of up to $15 million; (ii) review and formulate recommendations on matters to be submitted to the Board of Directors; (iii) approve and manage the consolidation of the operations of Sterling and its subsidiaries and the Company and its subsidiaries; and (iv) perform such other functions as may be assigned to it by the Board of Directors. The Executive Committee did not meet during 1997.

EXECUTIVE OFFICERS

     Set forth below are the names, ages (at April 1, 1998), positions and offices held and a brief description of the business experience during the past five years of each of the Company's executive officers who are not also directors.

     Gary Anderson (age 47) has served as Senior Vice President of the Company since October 1997. Mr. Anderson served as Senior Vice President -- Operations of Sterling from May 1995 to October 1997. From February 1992 until March 1995, he was employed in various capacities by Marriott International, Inc. -- Senior Living Services Division.

     D. Lee Field (age 37) has served as Senior Vice President of the Company since May 1996. Prior to joining the Company, he was employed from 1984 by Crossings, where he held a succession of executive positions, including Executive Vice President and Chief Operating Officer from 1993 until the Crossings merger with the Company, and Vice President of Operations from 1989 to 1993. Mr. Field is a member of the Board of Directors for the American Senior Housing Association and a member of the Task Force for Assisted Living of the American Health Care Association.

     G. Faye Godwin (age 55) has served as Executive Vice President of the Company since October 1997. From April 1996 to October 1997, Ms. Godwin served as Senior Vice President of the Company and from May 1995 to April 1996, Ms. Godwin served as the Vice President of Operations of the Company. Previously, Ms. Godwin served as the Chief Operating Officer of Standish Care, Inc., a publicly-held assisted living company, from February 1994 to May 1995. From April 1989 to January 1994, Ms. Godwin was Senior Vice President of Operations at Sunrise Assisted Living, an assisted living company.

     Thomas E. Komula (age 42) has served as a Senior Vice President of the Company since July 1996, as Secretary of the Company since October 1997 and as Chief Financial Officer and Treasurer of the Company since August 1996. Prior to joining the Company, he served as the Chief Financial Officer of MedRehab, Inc., a privately-held rehabilitation company, from March 1994 to April 1996. From September 1993 to March 1994, he was a partner at Arthur Andersen & Co., and from September 1991 to September 1993, he was a Senior Manager with Arthur Andersen & Co. Mr. Komula is a Certified Public Accountant.

     Mark W. Ohlendorf (age 38) has served as Senior Vice President of the Company since October 1997. He served as the Chief Financial Officer of Sterling from April 1997 to October 1997. Mr. Ohlendorf served as Vice President, Chief Financial Officer and Treasurer of Vitas Healthcare Corporation from December 1990 to April 1997. Mr. Ohlendorf is a Certified Public Accountant and a former instructor on long-term care for the American Institute of Certified Public Accountants.

     David M. Boitano (age 36) has served as Vice President of the Company since May 1996. Prior to joining the Company, he was employed from 1994 as Vice President and Chief Financial Officer of Crossings. From 1986 to 1994, Mr. Boitano served as Vice President and Controller of Exvere, Inc., a merger and acquisition consulting firm, and of Franklin Holdings, Ltd., a multi-state holding company. From 1983 to 1985, Mr. Boitano was employed by Ernst & Young. Mr. Boitano is a Certified Public Accountant.

     John D. Peterson (age 32) has served as Vice President and Controller of the Company since May 1997. Prior to joining the Company, Mr. Peterson served as Corporate Controller of MedRehab, Inc., a private rehabilitation company, from September 1995 through December 1996. From January 1997 through May 1997, Mr. Peterson was a consultant focusing on financial system selections for a health care company. From September 1988 to December 1996, Mr. Peterson was an accountant at Arthur Andersen, LLP, serving as a manager in the audit division. Mr. Peterson is a Certified Public Accountant.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of the Record Date by: (i) each of the Company's directors; (ii) each of the Company's executive officers included in the Summary Compensation Table elsewhere herein; and (iii) all of the Company's directors and executive officers as a group. Except as otherwise noted, the person or entity named has sole voting and investment power over the shares indicated. There are no persons or entities known to the Company that beneficially own more than 5% of the outstanding shares of Common Stock.

                                                                SHARES OF COMMON
                                                               STOCK BENEFICIALLY
                                                                     OWNED
                                                              --------------------
NAME                                                           NUMBER      PERCENT
----                                                          ---------    -------
Timothy J. Buchanan(1)+++...................................  1,058,707      4.9%
Steven L. Vick(2)+++........................................    829,495      3.8
Richard W. Boehlke+.........................................    781,711      3.6
Jerry L. Tubergen(3)+.......................................    716,822      3.3
D. Ray Cook, M.D.(4)+.......................................    702,591      3.2
William F. Lasky(5)+++......................................    601,234      2.7
Robert Haveman(6)+..........................................    585,375      2.7
William G. Petty, Jr.(7)+++.................................    152,889        *
D. Lee Field(8)++...........................................    113,655        *
David M. Boitano(9)++.......................................     96,287        *
Ronald G. Kenny(10)+........................................     37,350        *
Gene E. Burleson(10)+.......................................     19,027        *
G. Faye Godwin(11)++........................................     23,113        *
Thomas E. Komula(12)++......................................     11,355        *
All Executive Officers and Directors as a Group (17
  Persons)(13)..............................................  5,856,369     26.2

---------------

   + Director of the Company.
   ++ Executive Officer of the Company. See "Management of the Company".
   * Less than 1%.
 (1) Includes (i) 506,000 shares owned beneficially by Mr. Buchanan's spouse;
     (ii) 22,000 shares held in trust for Mr. Buchanan's children for which trusts Mr. Buchanan is sole trustee; (iii) 11,000 shares beneficially owned by The Buchanan Family Foundation of which Mr. Buchanan is the sole trustee; and (iv) 22,000 shares issuable upon the exercise of options that are exercisable on or within 60 days of the Record Date.
 (2) Includes (i) 697,495 shares owned jointly with Mr. Vick's spouse; (ii) 22,000 shares held in trust for Mr. Vick's children for which trusts Mr. Vick is the sole trustee; (iii) 11,000 shares beneficially owned by The Vick Foundation of which Mr. Vick is the sole trustee; and (iv) 20,000 shares issuable upon the exercise of options that are exercisable on or within 60 days of the Record Date.
 (3) Includes (i) 454,521 shares held by trusts for which he serves as trustee (the "Trusts"); and (ii) options to acquire 16,027 shares exercisable within 60 days of the Record Date. The co-trustees of the Trust also serve as trustee of a trust holding 59,361 shares. Also includes 22,222 shares of Common Stock, issuable upon conversion of the Company's 7% Convertible Subordinated Debentures due 2004 held by RDV Corporation Supplemental Executive Retirement Plan of which Mr. Tubergen is a beneficiary.
 (4) Includes 19,800 shares issuable upon the exercise of options that are exercisable on or within 60 days of the Record Date.
 (5) Mr. Lasky's beneficial ownership includes shares held by CLC by virtue of his position as an officer and majority shareholder of CLC and options to acquire 105,127 shares exercisable within 60 days of the Record Date. CLC is a Wisconsin corporation owned by Mr. Lasky and David Burr.
 (6) Includes (i) 437,082 shares held by two non-profit corporations (the "Non-profit Corporations") of which Mr. Haveman serves as officer; and (ii) options to acquire 16,027 shares exercisable within 60 days of the Record Date. Mr. Haveman disclaims beneficial ownership of the shares held by the

     Non-profit Corporations. Also includes 24,691 shares of Common Stock, issuable upon conversion of the Company's 7% Convertible Subordinated Debentures due 2004.
 (7) Represents 107,575 shares held by Petty, Kneen & Company, a company owned and controlled by Mr. Petty and John W. Kneen, and options to acquire 45,314 shares exercisable within 60 days of the Record Date.
 (8) Includes options to acquire 18,114 shares exercisable within 60 days of the Record Date.
 (9) Includes options to acquire 18,116 shares exercisable within 60 days of the Record Date.
(10) Includes options to acquire 16,027 shares exercisable within 60 days of the Record Date.
(11) Represents options to acquire 23,113 shares exercisable within 60 days of the Record Date.
(12) Includes options to acquire 7,355 shares exercisable within 60 days of the Record Date.
(13) Includes options to acquire 471,805 shares exercisable within 60 days of the Record Date.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     Directors of the Company who are not parties to services agreements with the Company and are not employees of the Company are entitled to an annual retainer of $12,000, payable in quarterly installments. In lieu of their retainer for the twelve month period commencing June 1, 1995, each of Messrs. Burleson, Haveman, Kenny and Tubergen were granted a non-qualified stock option pursuant to the 1995 Plan to purchase up to 7,740 shares of the Common Stock at an exercise price of $4.65 per share, such options becoming exercisable on June 1, 1996 and expiring on June 1, 2005. In lieu of their annual retainer for the 36 month period commencing June 1, 1996, each of Messrs. Burleson, Haveman, Kenny and Tubergen were granted a non-qualified stock option pursuant to the 1995 Plan to purchase up to 12,420 shares of the Common Stock at an exercise price of $8.69 per share, such options vesting one-third on June 1, 1997, one-third on June 1, 1998 and one-third on June 1, 1999, and expiring on May 8, 2006. Directors are also entitled to reimbursement of reasonable out-of-pocket expenses incurred by them in attending meetings of the Board of Directors. See also "Employment and Services Agreement."

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and non-cash compensation awarded or paid by the Company for services rendered during each of the years in the three year period ended December 31, 1997 to its Chief Executive Officer and other executive officers whose total salary and bonus exceeded $100,000 ("Named Executives").

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                                                          ------------
                                                                                           AWARDS(3)
                                                            ANNUAL COMPENSATION           ------------
                                                    -----------------------------------    SECURITIES
                                                                           OTHER ANNUAL    UNDERLYING
NAME AND PRINCIPAL POSITION                   YEAR  SALARY($)   BONUS($)   COMPENSATION    OPTIONS(#)
---------------------------                   ----  ---------   --------   ------------   ------------
William F. Lasky(1).........................  1997  $282,185    $92,750       --             72,381
  Chief Executive Officer                     1996   231,459     70,000       --                 --
                                              1995   166,000     30,000       --            128,691
Thomas E. Komula(2) ........................  1997   180,000     45,000       --              5,000
  Chief Financial Officer                     1996    82,306     21,250       --             29,423
                                              1995        --         --       --                 --
G. Faye Godwin..............................  1997   155,000     38,750       --              1,625
  Executive Vice President                    1996   135,895     35,000       --             28,475
                                              1995    70,894         --       --             17,763
D. Lee Field(4) ............................  1997   147,000     36,750       --                250
  Senior Vice President                       1996    84,384     20,417       --             36,230
                                              1995        --         --       --                 --
David M. Boitano(4).........................  1997   147,000     29,400       --                150
  Vice President                              1996    84,384     16,333       --             36,233
                                              1995        --         --       --                 --

---------------

(1) Mr. Lasky became the Company's Chief Executive Officer in May 1996.
(2) Mr. Komula joined the Company as an executive officer in July 1996.
(3) Represents options under the 1995 Plan. Generally, one-fourth of the options become exercisable on each of the first through fourth anniversaries of the grant date, except with respect to the options granted to Mr. Lasky in 1997 all of which become exercisable on January 30, 2001.
(4) Mr. Field and Mr. Boitano joined the Company in May 1996.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding the grant of stock options to the Named Executives during the year ended December 31, 1997.

                                                     INDIVIDUAL GRANTS
                              ---------------------------------------------------------------
                                                         % TOTAL        AVERAGE
                              NUMBER OF SECURITIES   OPTIONS GRANTED   EXERCISE
                               UNDERLYING OPTIONS     TO EMPLOYEES     PRICE PER   EXPIRATION      GRANT DATE
NAME                               GRANTED(1)        IN FISCAL YEAR      SHARE        DATE      PRESENT VALUE(1)
----                          --------------------   ---------------   ---------   ----------   ----------------
William F. Lasky............         72,381               51.9%         $13.13     1/29/2007        $600,038
Thomas E. Komula............          5,000                3.6           20.81     6/15/2007          65,681
G. Faye Godwin..............          1,625                1.2           20.81     6/15/2007          21,353
D. Lee Field................            250                0.2           20.81     6/15/2007           3,285
David M. Boitano............            150                0.1           20.81     6/15/2007           1,971

---------------

(1) The Grant Date Present Values were determined using the Black-Scholes option pricing model. Estimated values under the model are based on assumptions as to variables such as option term, interest rates, stock price volatility and dividend yield. The actual value, if any, the option holder may realize will depend on the excess of the market price of the Common Stock over the exercise price on the date the option is exercised. The Grant Date Present Value calculation is presented in accordance with disclosure requirements of the Securities and Exchange Commission and the Company has no way to determine whether the Black-Scholes model can properly determine the value of an option. There is no assurance that the value that may be realized by the option holder will be at or near the value estimated by the Black-Scholes model. The model assumes: (a) an option term of 10 years which represents the length of time between the grant date of options under the 1995 Plan and the latest possible exercise date by the named executive officers; (b) an interest rate that represents the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the option's term; (c) stock price volatility calculated using weekly stock prices since the Common Stock became publicly traded; and (d) no dividends will be paid on the Common Stock in the foreseeable future.

1997 AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth information concerning the value of options exercised by the Named Executives during 1997 and the value at December 31, 1997 of unexercised options held by each such officer.

                                                                   NUMBER OF
                                                                  SECURITIES           VALUE OF
                                                                  UNDERLYING         UNEXERCISED
                                                                  UNEXERCISED      IN-THE-MONEY(1)
                                        NUMBER OF                   OPTIONS           OPTIONS AT
                                         SHARES                   AT 12-31-97          12-31-97
                                       ACQUIRED ON    VALUE      EXERCISABLE/        EXERCISABLE/
NAME                                    EXERCISE     REALIZED    UNEXERCISABLE      UNEXERCISABLE
----                                   -----------   --------   ---------------  --------------------
William F. Lasky.....................     --           --       105,127/150,322  $2,689,529/$3,154,626
Thomas E. Komula.....................     --           --        7,355/27,068      121,817/409,264
G. Faye Godwin.......................     --           --        15,997/31,858     369,777/681,144
D. Lee Field.........................     --           --        9,057/27,423      189,042/569,357
David M. Boitano.....................     --           --        9,058/27,325      189,063/568,523

---------------

(1) Calculated on the basis of the fair market value of the underlying securities on December 31, 1997 ($29.56 per share) minus the exercise price.

EMPLOYMENT AND SERVICES AGREEMENTS

     Services Agreement with Petty, Kneen & Company. The Company has entered into a services agreement with Petty, Kneen & Company ("PK & Co."), a limited liability company controlled by Messrs. Petty and John W. Kneen, the Company's Assistant Secretary. Pursuant to the services agreement, PK & Co. has agreed to provide management, financial and strategic planning services to the Company on a fee basis, including without limitation, the services of Mr. Petty as Chairman. The Company has agreed to pay an annual fee of $200,000 to PK & Co. for such services. Pursuant to the services agreement, the Company also has agreed to reimburse PK & Co. for certain out of pocket expenses. In consideration of this service agreement, each of Messrs. Petty and Kneen have agreed to provide the Company with a right of first refusal with respect to certain acquisition opportunities relating to assisted living residences or operations which come to their attention during the term of the services agreement. This services agreement expires on April 30, 1998 and may be extended on a quarter to quarter basis thereafter, subject to earlier termination at the election of the Company upon 30 days notice. In consideration of this services agreement, PK & Co. purchased 107,575 shares of Common Stock in May 1996 at a price per share of $4.65.

     Services Agreement with Richard W. Boehlke. As a condition of and effective upon the Crossings merger, the Company entered into a services agreement with Mr. Boehlke, formerly Crossings' President and Chief Executive Officer, pursuant to which he has agreed to provide general, policy-making services to the Company and to undertake special projects designated from time to time by the Board of Directors for the three year period ending May 1999. In consideration of these services, the Company has agreed to pay Mr. Boehlke $200,000 per year and has agreed to provide Mr. Boehlke certain other benefits, including use of a company car and life and medical insurance coverage similar to that provided to the Company's executive officers. During the term of the agreement, the Company has agreed to nominate Mr. Boehlke to serve as a director of the Company.

     Employment Agreement with William F. Lasky. The Company has entered into an employment agreement with Mr. Lasky with a term that expires on May 31, 1998, unless earlier terminated pursuant to the terms thereof. The agreement is automatically renewed for additional consecutive one-year terms unless timely notice of nonrenewal is given by either the Company or Mr. Lasky. The employment agreement provides that Mr. Lasky shall receive a base salary in an amount determined by the Company's Board of Directors; provided, however, that in no event may such base salary be less than $200,000. In addition, the employment agreement provides that Mr. Lasky is entitled to receive incentive bonuses of up to 35% of his base salary if the Company's earnings before interest, taxes and depreciation are within ten percent of the earnings targeted in the Company's annual business plan approved by the Board of Directors. The employment agreement also provides for the granting of certain stock options described above and certain other benefits typical in employment agreements with a senior executive officer. Finally, the employment agreement provides that Mr. Lasky will not disclose certain proprietary information belonging to the Company or otherwise compete with the Company for a period of eighteen months following his termination of employment except where such termination is by the Company without "cause."

     Employment Agreement with Timothy J. Buchanan. The Company has entered into an employment agreement with Mr. Buchanan with a term that expires on October 23, 2000, unless earlier terminated pursuant to the terms thereof. Pursuant to the employment agreement, Mr. Buchanan serves the Company as its President. The agreement is automatically renewed for additional consecutive one-year terms unless timely notice of nonrenewal is given by either the Company or Mr. Buchanan. The employment agreement provides that Mr. Buchanan shall receive a base salary in an amount determined by the Company's Board of Directors; provided, however, that in no event may such base salary be less than $265,000. In addition, the employment agreement provides that Mr. Buchanan is entitled to receive incentive bonuses of up to 35% of his base salary if the Company's earnings before interest, taxes and depreciation are within ten percent of the earnings targeted in the Company's annual business plan approved by the Board of Directors. The employment agreement also provides for the granting of stock options at the same time and on the same terms as grants to the Company's other senior executives and certain other benefits typical in employment agreements with a senior executive officer. Mr. Buchanan is also entitled to a payment equal to 300% of his base salary upon a "change of control" of the Company if his employment is thereafter terminated by the Company without "cause" or by him for "good reason." Finally, the employment agreement provides that Mr. Buchanan will not disclose certain proprietary information belonging to the Company or otherwise compete with the Company for a period of 18 months following his termination of employment except where such termination is by the Company without "cause."

     Employment Agreement with Steven L. Vick. The Company has entered into an employment agreement with Mr. Vick with a term that expires on October 23, 2000, unless earlier terminated pursuant to the terms thereof. Pursuant to the employment agreement, Mr. Vick serves the Company as Chief Operating Officer. The agreement is automatically renewed for additional consecutive one-year terms unless timely notice of nonrenewal is given by either the Company or Mr. Vick. The employment agreement provides that Mr. Vick shall receive a base salary in an amount determined by the Company's Board of Directors; provided, however, that in no event may such base salary be less than $225,000. In addition, the employment agreement provides that Mr. Vick is entitled to receive incentive bonuses of up to 35% of his base salary if the Company's earnings before interest, taxes and depreciation are within ten percent of the earnings targeted in the Company's annual business plan approved by the Board of Directors. The employment agreement also provides for the granting of stock options at the same time and on the same terms as grants to the Company's other senior executives and certain other benefits typical in employment agreements with a senior executive officer. Mr. Vick is also entitled to a payment equal to 300% of his base salary upon a "change of control" of the Company if his employment is thereafter terminated by the Company without "cause" or by him for "good reason." Finally, the employment agreement provides that Mr. Vick will not disclose certain proprietary information belonging to the Company or otherwise compete with the Company for a period of 18 months following his termination of employment except where such termination is by the Company without "cause."

     Employment Agreements with G. Faye Godwin and Thomas E. Komula. The Company has entered into employment agreements with each of Ms. Godwin and Mr. Komula. These employment agreements are annual agreements that automatically renew for consecutive one year terms unless timely notice of nonrenewal is given either by the Company or the applicable officer. These agreements provide that these officers shall receive a base salary in an amount determined by the Company's Board of Directors, provided, however, that in no event may such base salary be less than $110,000 in the case of Ms. Godwin and $170,000 in the case of Mr. Komula. Pursuant to these agreements, Ms. Godwin and Mr. Komula are entitled to receive incentive bonuses payable, at the sole discretion of the Board of Directors, if certain target earnings are achieved. These employment agreements also provide for the granting of certain stock options and certain other benefits typical in employment agreements with senior executive officers. Pursuant to these employment agreements, each of Ms. Godwin and Mr. Komula have agreed not to disclose certain proprietary information belonging to the Company or otherwise to compete with the Company for a period of 12 months following their respective termination of employment, except where such termination is by the Company without "cause."

     Employment Agreements with D. Lee Field and David M. Boitano. The Company entered into employment agreements with each of Messrs. Field and Boitano. These employment agreements are annual agreements that automatically renew for consecutive one year terms unless timely notice of nonrenewal is given either by the Company or the applicable officer. The employment agreements provide that Messrs. Field and Boitano shall receive a base salary in an amount (not less than $140,000) determined by the Company's Board of Directors or President. Pursuant to these employment agreements, Messrs. Field and Boitano are entitled to receive incentive bonuses of up to 25% and 20% of their base salary, respectively, payable at the discretion of the Board of Directors if certain targeted earnings are achieved. The employment agreements also provide for the granting of certain stock options and certain other benefits typical in employment agreements with senior executive officers. Finally, pursuant to these employment agreements, each of Messrs Field and Boitano have agreed not to disclose certain proprietary information belonging to the Company or otherwise to compete with the Company for a period of 12 months following their respective termination of employment, except where such termination is by the Company without "cause."

     Employment Agreement with Mark W. Ohlendorf. The Company has entered into an employment agreement with Mark W. Ohlendorf with a term that expires on October 23, 1998, unless earlier terminated. The agreement is automatically renewed for consecutive one year terms unless timely notice of nonrenewal is given by either the Company or Mr. Ohlendorf. The agreement provides that Mr. Ohlendorf shall receive a base salary in an amount determined by the Company's Board of Directors; provided, however, that in no event may such base salary be less than $190,000. Pursuant to the agreement, Mr. Ohlendorf is entitled to receive incentive bonuses payable, at the sole discretion of the Board of Directors, if certain target earnings are achieved. The employment agreement also provides for the granting of certain stock options and certain other benefits typical in employment agreements with senior executive officers. The employment agreement also provides for the payment of reasonable moving and relocation expenses typical in employment agreements with a senior executive officer. Pursuant to the employment agreement, Mr. Ohlendorf has agreed not to disclose certain proprietary information belonging to the Company or otherwise to compete with the Company for a period of 12 months following his termination of employment, except where such termination is by the Company without "cause."

1995 INCENTIVE COMPENSATION PLAN

     The 1995 Plan provides key employees (who may also be directors) of the Company and its subsidiaries performance incentives and also provides a means of encouraging stock ownership in the Company by such persons. Under the 1995 Plan, key employees of the Company or its affiliates are eligible to receive stock options to purchase shares of the Company's Common Stock. The 1995 Plan currently allows a maximum number of shares to be subject to options of 1,425,000. Options are granted under the 1995 Plan on the basis of the optionee's contribution to the Company, and no option may exceed a term of ten years. Options granted under the 1995 Plan may be either incentive stock options or options that do not qualify as incentive stock options. The Company's Compensation Committee is authorized to designate the recipients of options, the dates of grants, the number of shares subject to options, the option price, the terms of payment on exercise of the options, and the time during which the options may be exercised. The price of incentive stock options granted under the 1995 Plan cannot be less than the fair market value of the shares at the time the options are granted. The 1995 Plan is proposed to be amended. See Proposal 3 below.

     In addition, in connection with the Sterling merger, the Company assumed options to acquire shares of the common stock of Sterling (the "Assumed Options"), and the Assumed Options now represent options to acquire an aggregate of 369,883 shares of Common Stock.

     Including the Assumed Options and non-plan options, as of the Record Date, options to purchase an aggregate of 1,275,502 shares of Common Stock were granted and outstanding at a weighted average exercise price of $11.08 per share, of which options to purchase 669,896 shares were exercisable at such date.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report on the Company's executive compensation program. The report describes the Compensation Committee's compensation policies applicable to the Company's executive officers and the basis on which compensation is determined for the Company's Chief Executive Officer and the other executive officers.

COMPENSATION PHILOSOPHY

     In general, the compensation policies adopted by the Compensation Committee are designed to (i) attract and retain executives capable of leading the Company to meet its business objections and (ii) motivate the Company's executives to enhance long-term stockholder value. Each year, the Compensation Committee reviews the performance of the Company and compares such performance to specified internal and external performance standards. The Compensation Committee has developed the following compensation guidelines as the principles upon which compensation decisions are made:

     - Provide incentives to increase corporate performance and stockholder value relative to those of other companies in the industry; and

     - Provide a competitive total compensation package that enables the Company to attract, motivate and retain key executives. In general, the Committee seeks to maintain compensation at least at the median compensation provided by its peer group competitors.

EXECUTIVE COMPENSATION COMPONENTS

     The Company's executive compensation program is comprised of fixed and performance-based compensation. The fixed component is the executive officer's base salary, and the performance-based component is comprised of awards of stock options and incentive bonuses.

     Base Salary. Subject to the terms of the employment agreements, base salaries for the Company's executive officers are approved annually with the objective that the salaries be generally consistent with median salary rates for comparable positions in companies of similar size within the healthcare and/or assisted living industries. The companies included in the peer index in the stock performance graph below generally are included in this salary survey data. In determining competitive compensation levels, the Compensation Committee obtains information such as compensation data from independent sources. An evaluation of competitive base salary levels must take into account the extent to which compensation paid by various companies is weighted between base salary and incentive compensation. Individual performance over time is also taken into account in determining base salaries. The base salary rate of the Company's executive officers (other than the Chief Executive Officer) are reviewed and approved by the Compensation Committee based on recommendations made by the Chief Executive Officer and on industry salary information.

     Incentive Bonuses. To date, the Company has not adopted a formal incentive bonus plan, but the Compensation Committee has recommended that the Company's executive officers receive cash bonuses for 1997 based on the Company's overall performance, with the amount awarded to each executive based on the Compensation Committee's evaluation of each such executive's performance and relative contribution. In addition, those executive officers subject to employment agreements with the Company receive bonuses pursuant to the terms of such agreements, most of which provide for the payment of bonuses at the discretion of the Board if certain targeted earnings are achieved. Based on the Company's performance, the Compensation Committee recommended to the Board the payment of bonuses to such executives consistent with such agreements.

     Stock Options. The Compensation Committee periodically grants the Chief Executive Officer and the executive officers stock options under the 1995 Plan. The options are granted based on the optionee's contribution to the Company. In 1997, 72,381 stock options were granted to the Chief Executive Officer (all of which become exercisable on January 30, 2001) and an aggregate of 28,781 options were granted to the Company's other executive officers (one-fourth of which become exercisable on each of the first through fourth anniversaries of the grant date) substantially in accord with past practices. The options were priced at fair market value.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Company's Chief Executive Officer compensation is paid pursuant to the terms of his employment agreement which was originally entered into in December 1993. This agreement provides that Mr. Lasky's base salary shall not be less than $200,000 and that he is entitled to an incentive bonus in an amount up to 35% of his base salary if the Company's earnings before interest, taxes and depreciation are within ten percent of the earnings targeted in the Company's annual business plan approved by the Board. As a result of the Company's performance, Mr. Lasky received a bonus of $92,750 for 1997.

                                          Submitted by the Compensation
                                          Committee

                                          Ronald G. Kenny, Chairman
                                          Richard W. Boehlke
                                          D. Ray Cook, M.D.
                                          William G. Petty, Jr.
                                          Jerry L. Tubergen

     Pursuant to Securities and Exchange Commission ("SEC") regulations, this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act").

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company consists of the five persons named as signatories to the Compensation Committee report above. There are no Compensation Committee Interlocks.

     The Company leases a Crossings residence (in Tacoma, Washington) from the 2010 Union L.P., of which Richard W. Boehlke, the Vice Chairman of the Board of the Company, is the 99% general partner. Lease payments by the Company to this partnership aggregated $675,240 in 1997.

     In April 1997, to partially fund its acquisition activity, the Company borrowed $15 million from RDV Capital Management L.P. ("RDV Capital"), a Delaware limited partnership, the general partner of which is RDV Corporation. Jerry L. Tubergen, a director of the Company, is the President and Chief Executive Officer of RDV Corporation. This loan was unsecured, bears interest at prime plus one percent and was repayable in April 1998. The Company repaid this loan in December 1997.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return from August 6, 1996 (the date the Company's Common Stock began trading on the American Stock Exchange) through January 31, 1998 with the cumulative total return of the Standard and Poor's 500 Stock Index and a self-constructed Peer Group (as defined below**). The return assumes reinvestment of dividends. The graph assumes an investment of $100 on August 6, 1996 in the common stock of each of the subject companies. The initial public offering price of the Company's Common Stock was $13.00 per share.

                COMPARISON OF 18 MONTH CUMULATIVE TOTAL RETURN*
                    AMONG ALTERNATIVE LIVING SERVICES, INC.,
                      THE S & P 500 INDEX AND A PEER GROUP

        MEASUREMENT PERIOD          ALTERNATIVE LIVING
      (FISCAL YEAR COVERED)           SVCS INC (ALI)       PEER GROUP          S & P 500
8/6/96                                            100                 100                100
10/31/96                                          111                  96                107
1/31/97                                           101                 100                120
3/31/97                                           125                 107                116
6/30/97                                           173                 138                136
9/30/97                                           187                 138                146
12/31/97                                          227                 144                150
1/31/98                                           225                 134                152

---------------

 * $100 invested on 08/06/96 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.
** The Peer Group is comprised of assisted living companies selected by the Company, consisting of: ARV Assisted Living, Inc., Assisted Living Concepts, Inc., Atria Communities, Inc., CareMatrix Corporation, Emeritus Corporation, Kapson Senior Quarters Corp., Karrington Health, Inc. and Sunrise Assisted Living, Inc.

     Pursuant to SEC regulations, this performance graph is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company manages six dementia care residences in Wisconsin for the ALS Partnership, which is 50% owned and controlled by Mr. Lasky, the Company's Chief Executive Officer, pursuant to management agreements providing for a management fee equal to 5% of gross operating revenues. The management agreements expire in December 1998, but may be terminated by the Company upon 90 days notice to the ALS Partnership. The ALS Partnership was charged by the Company management fees of $78,070 in 1997. Accrued management fees owing to the Company by the ALS Partnership were $585,000 and $757,000 at December 31, 1997 and 1996, respectively, which did not bear interest.

     Mr. Buchanan and Mr. Vick each own 50% of High Planes of Wichita, LLC ("HP") which, in turn, owns 50% of Sierra Bravo Aviation, LLP ("SB"). During 1997, the Company has paid or accrued $96,294 to HP and $43,713 to SB related to the Company's use of an airplane. The Company believes that the terms under which these payments were made are at least as favorable as those that could be obtained from an independent third party.

     For certain additional background information regarding transactions involving the Company and its respective officers, directors and stockholders, see "Employment and Services Agreements" and "Compensation Committee Interlocks and Insider Participation."

     The Company believes that each of the foregoing transactions was on terms substantially similar to those that it could have obtained from unaffiliated third parties. In the case of related party transactions, it is the Company's policy to enter into such agreements on terms, which in the opinion of the Company, are substantially similar to those that could otherwise be obtained from unrelated third parties, and that all such transactions be approved by a majority of the disinterested members of the Company's Board of Directors.

            PROPOSAL 2 -- PROPOSAL TO AMEND AND RESTATE ARTICLE FOUR
           OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO
               INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON
                          STOCK TO 100,000,000 SHARES

     The Board of Directors of the Company has adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval an amendment to Article Four of the Company's Restated Certificate of Incorporation (the "Certificate") to provide therein for an increase in the authorized shares of Common Stock to 100,000,000 shares.

     The authorized capital stock of the Company currently consists of (i) 30,000,000 shares of Common Stock, $.01 par value per share, of which 21,832,396 were issued and outstanding as of the Record Date, and (ii) 5,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"), none of which was issued and outstanding or reserved for issuance as of the Record Date.

     After giving effect to the reservations of shares issuable upon conversion of the Company's 6.75% Convertible Subordinated Debentures due 2006 (the "6.75% Debentures") and the Company's 7% Convertible Subordinated Debentures due 2004 (the "7% Debentures") and the exercise of stock options previously granted or available for grant under the Company's stock option plans, the Company has 2,143,423 shares of authorized but unissued Common Stock. The Company's $143,750,000 aggregate principal amount outstanding of 5.25% Convertible Subordinated Debentures due 2002 (the "5.25% Debentures"), which were issued in December 1997, are convertible commencing on June 16, 1998 into an aggregate of 5,000,000 shares of Common Stock, based on an initial conversion price of $28.75 per share. As a result, commencing on June 16, 1998, the Company will not have sufficient authorized shares of Common Stock to fully satisfy its obligations with respect to the conversion of the 5.25% Debentures.

     In connection with the offering of the 5.25% Debentures, the Company agreed to seek stockholder approval of an amendment to the Certificate (the "Charter Amendment") to increase the number of authorized shares of Common Stock to a number sufficient to permit the 100% conversion of the 5.25% Debentures.

     Pursuant to the supplemental indentures relating to the 5.25% Debentures, a holder of 5.25% Debentures who seeks to convert his 5.25% Debentures into Common Stock at a time that the Company does not have sufficient authorized shares of Common Stock to satisfy such conversion will have the right to require the

Company to repurchase his 5.25% Debentures for an amount payable in cash equal to the principal amount of such 5.25% Debentures plus accrued and unpaid interest thereon. In addition, until the Charter Amendment is approved, pursuant to the supplemental indentures relating to the 5.25% Debentures the Company will not be entitled (i) to exercise its right to voluntarily redeem the 5.25% Debentures or (ii) to issue additional shares of Common Stock or securities convertible into or exchangeable for Common Stock, except for employee stock options to acquire Common Stock granted under the Company's existing stock option plans and except for shares of Common Stock issuable upon exercise of stock options or upon conversion of the 6.75% Debentures, the 7% Debentures or the 5.25% Debentures. Accordingly, for so long as the Company is unable to secure stockholder approval of the Charter Amendment, the Company will be prohibited from issuing Common Stock in connection with financing, acquisition or other transactions, which may preclude the Company from raising additional equity capital or effecting acquisitions or other transactions that may be in the best interest of the Company.

     In light of the foregoing, the Board of Directors believes the authorization of the increase in the number of shares of Common Stock is in the best interest of the Company's stockholders and is desirable to enhance the Company's flexibility in connection with possible future actions, such as public or private offerings of shares for cash, dividends payable in stock of the Company, corporate mergers and acquisitions, and implementation and continuation of employee benefit plans. Having such authorized shares for issuance in the future would allow shares of Common Stock to be issued without the expense and delay of a special meeting of stockholders and would permit the Company to satisfy its obligations with respect to the conversion of the 5.25% Debentures.

     The Board of Directors is required to make any determination to issue shares of Common Stock based on its judgment as to the best interests of the stockholders and the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of Common Stock that could make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company and could also be privately placed with purchasers favorable to the Board of Directors in opposing such action. The mere existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could have a dilutive effect on the voting power of existing holders of Common Stock and on earnings per share and could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the stockholders and the Company.

     While the Company from time to time considers issuing shares of Common Stock in connection with acquisitions, the Company currently has no plans, agreements or understandings for issuing any shares of Common Stock, nor does the Company currently have any plans, agreements or understandings for otherwise issuing any shares of Common Stock other than pursuant to the Company's stock option plans and upon conversion of the Company's outstanding debentures. In addition, the Company currently has no plans, agreements or understandings for issuing any shares of its already authorized Preferred Stock. However, if this proposal is approved by the stockholders, no assurances can be given that the Company will not consider effecting an equity offering of Common Stock or Preferred Stock or otherwise issuing such stock in the future for purposes of raising additional capital, acquiring businesses or assets or otherwise.

     Approval of this Proposal 2 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. If approved by the stockholders, the amendment to the Certificate will become effective upon filing with the Secretary of the State of Delaware a Certificate of Amendment, which filing is expected to take place shortly after the Meeting.

     Directors of the Company and certain of their affiliates beneficially owning in the aggregate approximately 23.5% of the outstanding shares of Common Stock as of the Record Date have indicated their intent to vote in favor of Proposal 2.

               THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

           PROPOSAL 3 -- PROPOSAL TO AMEND THE COMPANY'S 1995 AMENDED
                    AND RESTATED INCENTIVE COMPENSATION PLAN

GENERAL

     The 1995 Plan was adopted by the Company's Board of Directors and stockholders prior to the initial public offering of the Common Stock in August 1996. At meetings of the Board of Directors and Compensation Committee of the Company in February 1998, the Board of Directors adopted a proposal to amend the 1995 Plan to increase from 1,425,000 to 2,500,000 the aggregate number of shares of Common Stock reserved for issuance under the Plan. The proposal to amend the 1995 Plan is subject to stockholder approval. The 1995 Plan provides for the grant of incentive stock options (which satisfy the requirements of Section 422(b) of the Internal Revenue Code of 1986 as amended (the "Code")), nonqualified options (which do not satisfy such requirements), stock appreciation rights ("SARs") and restricted stock ("Restricted Stock") awards to directors, officers, employees, independent contractors and agents of the Company, subject to certain limitations. The material features of the 1995 Plan currently in effect are described in the "Description of the Plan" below.

REASONS AND PRINCIPAL AFFECTS OF THE PROPOSAL

     As of April 8, 1998, there were outstanding options covering 851,242 shares of Common Stock held by approximately 165 persons and only 562,326 shares of Common Stock remained available for future awards under the 1995 Plan. One purpose of the proposal is to continue the 1995 Plan by increasing by 1,075,000 shares the aggregate number of shares of Common Stock that may be issued under the 1995 Plan. If the proposal is adopted, then the employees of the Company who are eligible to participate in 1995 Plan could receive more benefits under the 1995 Plan than they could if the proposal is not adopted.

NEW PLAN BENEFITS

     On February 4, 1998, the Compensation Committee, which administers the 1995 Plan, awarded options to approximately 120 people to acquire an aggregate of 109,977 shares of Common Stock. The options are nonqualified, ten year options and vest at the rate of 25% on each of the first four anniversaries of the date of grant. The options have an exercise price of $29.38 per share, the last reported sale price of the Common Stock on the date the options were granted. The following table sets forth certain information relating to such awards to the Named Executives and to the specified groups and persons.

                                                             NUMBER OF
                                                             SECURITIES
                                                             UNDERLYING                GRANT DATE
                                                              OPTIONS     EXPIRATION    PRESENT
NAME                                                         GRANTED(1)      DATE       VALUE(2)
----                                                         ----------   ----------   ----------
William F. Lasky...........................................        --             --           --
Thomas E. Komula...........................................    10,000     02/04/2008   $  185,750
G. Faye Godwin.............................................        --             --           --
D. Lee Field...............................................        --             --           --
David M. Boitano...........................................        --             --           --
Other Executive Officers...................................     5,000     02/04/2008       92,875
Non-Executive Directors....................................        --             --           --
Non-Executive Officers and other Employees.................    94,977     02/04/2008    1,764,198

---------------

(1) These options were granted on February 4, 1998 and have an exercise price of $29.38 per share.
(2) The Grant Date Present Values were determined using the Black-Scholes option pricing model. Estimated values under the model are based on assumptions as to variables such as option term, interest rates, stock price volatility and dividend yield. The actual value, if any, the option holder may realize will depend on the excess of the market price of the Common Stock over the exercise price on the date the option is exercised. The Grant Date Present Value calculation is presented in accordance with disclosure requirements of the Securities and Exchange Commission and the Company has no way to determine whether the Black-Scholes model can properly determine the value of an option. There is no assurance that the value that may be realized by the option holder will be at or near the value estimated by the Black-Scholes model. The model assumes: (a) an option term of 10 years which represents the length of time between the grant date of options under the 1995 Plan and the latest possible exercise date by the named executive officers; (b) an interest rate that represents the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the option's term; (c) stock price volatility calculated using weekly stock prices since the Common Stock became publicly traded; and (d) no dividends will be paid on the Common Stock in the foreseeable future.

DESCRIPTION OF THE PLAN

     Purpose. The purpose of the 1995 Plan is to advance the interests of the Company, any subsidiary and any partnership which is owned entirely by the Company (referred to collectively as the "Company", except that with respect to incentive stock options, the "Company" shall not include any such partnerships) by strengthening the Company's ability to attract and retain individuals of training, experience and ability in the employ or service of the Company and to furnish additional incentive to the Company's valued directors, officers, employees, independent contractors and agents to promote the Company's financial success.

     Administration of the 1995 Plan. The 1995 Plan is administered by the Compensation Committee, which consists of at least two directors designated from time to time by the Board. Consistent with the terms of the 1995 Plan, the Compensation Committee will select the individuals to whom Stock Options which qualify as incentive stock options ("ISOs") under Section 422(b) of the Code, options granted under the 1995 Plan which do not qualify as ISOs ("NSOs", and collectively with ISOs, the "Stock Options"), SARs and Restricted Stock will be granted, and will determine the number of shares to be covered by such awards, the term of each, the time or times at which the Stock Options, SARs or Restricted Stock shall be granted and any other terms or conditions applicable to the Stock Options, SARs or Restricted Stock granted. The Compensation Committee has full power to construe and interpret the 1995 Plan, to establish, amend, waive or rescind rules and regulations relating thereto, and to amend the terms and conditions of outstanding awards to the extent such terms and conditions are within the discretion of the Compensation Committee. The members of the Compensation Committee must each be a "disinterested person" within the definition of that term contained in Rule 16b-3 promulgated under the Exchange Act.

     The Compensation Committee currently consists of the following directors:
Richard W. Boehlke, D. Ray Cook, M.D., Ronald G. Kenny, William G. Petty, Jr. and Jerry L. Tubergen. The address for all of the members of the Compensation Committee is 450 N. Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005; telephone (414) 785-9565.

     Duration and Modification of the 1995 Plan. The 1995 Plan shall terminate on the earlier of June 28, 2005, or such time as a new incentive compensation plan is adopted by the Board expressly in replacement of the 1995 Plan. The Board and the stockholders of the Company (if required under Section 422 of the Code, under Rule 16b-3 of the Exchange Act or by any securities exchange on which the shares of Common Stock are listed) may terminate the 1995 Plan at any time. However, such termination may not adversely affect the validity of Stock Options, SARs or Restricted Stock theretofore granted under the 1995 Plan. No Stock Option, SAR or Restricted Stock may be granted under the 1995 Plan after its termination date.

     The Board and the stockholders of the Company (if required under Section 422 of the Code, under Rule 16b-3 of the Exchange Act or by any securities exchange on which the shares of Common Stock are listed) may amend or modify the 1995 Plan from time to time. The Compensation Committee shall have the authority to modify the terms and provisions of any such Stock Option, SAR or Restricted Stock award, including, but not limited to, modifications that cause a previously granted Stock Option to cease, upon the modification date, to qualify as an ISO; provided, however, that no such modification shall (i) materially increase the benefits to participants as provided for under the 1995 Plan (as such interpretation is interpreted under Rule 16b-3, other applicable law or stock exchange regulations), or (ii) materially decrease the benefits to a specific participant in the 1995 Plan without the prior written consent of such participant. For purposes of clause (ii) of the preceding sentence, any modification that would convert a previously granted ISO into an

NSO will be treated as causing a material decrease in the benefits available to the holder of such Stock Option.

     ERISA. The 1995 Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not subject to the qualification requirements of Section 401(a) of the Code.

     Eligibility. The Compensation Committee may, in its sole discretion, grant Stock Options, SARs and Restricted Stock to directors, officers, employees, independent contractors and agents of the Company that it selects; provided, however, that ISOs may only be granted to employees of the Company and must be granted under terms that comply with the Code and the regulations thereunder. In determining the persons to whom Stock Options, SARs and Restricted Stock will be granted and the number of shares to be covered by each, the Compensation Committee shall take into account the duties of the respective persons, the present and potential contributions to the success of the Company, the anticipated number of years of effective service remaining, and such other factors as the Compensation Committee shall deem relevant in connection with accomplishing the purposes of the 1995 Plan.

     Since the 1995 Plan's adoption and through April 8, 1998, ISOs for 146,722 shares of Common Stock and NSOs for 741,866 shares of Common Stock have been granted. Stock Options and SARs may become exercisable in full from the date of grant or at such time and in such installments as the Compensation Committee may specify.

     Pursuant to Section 422(d) of the Code, the 1995 Plan provides that the aggregate Fair Market Value (as defined below) of the Common Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year under the 1995 Plan or any other plan of the Company shall not exceed $100,000. For this purpose, the Fair Market Value of such Common Stock shall be determined as of the date the ISO is granted.

     The Compensation Committee may not grant an ISO to any individual owning (after application of the ownership rules in Section 424(d) of the Code) shares of Common Stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary (a "Ten Percent Stockholder"), unless at the time such ISO is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the ISO and the ISO by its terms is not exercisable more than five years from the date the ISO is granted.

     Shares Subject to the 1995 Plan. As of April 8, 1998, there were outstanding Stock Options to acquire an aggregate of 851,242 shares of Common Stock under the 1995 Plan.

     In the event of changes in the outstanding shares of Common Stock by reason of stock dividends, stock splits, subdivisions or combinations of shares, the number and class of shares available under the 1995 Plan in the aggregate and the maximum number of shares as to which Stock Options, SARs, and Restricted Stock may be granted to any individual under the 1995 Plan shall be correspondingly and fairly adjusted by the Compensation Committee. A corresponding adjustment in outstanding Stock Options and SARs shall be made without change in the total exercise price applicable to the unexercised portion of any Stock Option or SAR, with a corresponding adjustment in the exercise price per share. The number of SARs awarded to an individual shall be adjusted in such event so that the same ratio of SARs to the number of shares granted under any related Stock Option is maintained.

     If the Company is merged, consolidated or effects a share exchange with another corporation (whether or not the Company is the surviving corporation), or if substantially all of the assets or all of the Common Stock is acquired by another corporation, or in the event of separation, reorganization or liquidation of the Company (any of the foregoing shall be referred to herein as a "Reorganization"), the Board or the board of directors of any corporation assuming the obligations of the Company hereunder, shall make appropriate provision for the protection of any outstanding Stock Options and SARs by the substitution of appropriate stock of the Company, in accordance with the provisions of the 1995 Plan. Notwithstanding the foregoing, in the event of a Reorganization, the Board or the board of directors of any corporation assuming the obligations of the Company hereunder may, upon written notice to the holder of any outstanding Stock Option or SAR, provide that such Stock Option or SAR must be exercised within sixty days of the date of such notice or it will be terminated.

     In the event that the number of shares underlying any Stock Option or SAR granted under the 1995 Plan is reduced for any reason, or any Stock Option or SAR under the 1995 Plan can no longer be exercised in part or in whole (other than due to the exercise of a related SAR or a related Stock Option, as the case may be), or shares awarded as Restricted Stock are forfeited, the number of shares no longer subject to such Stock Option or SAR or so forfeited are thereupon deemed released and are thereafter available for subsequent awards under the 1995 Plan (unless the 1995 Plan shall have been terminated).

     Stock Appreciation Rights. SARs may be granted in tandem with Stock Options designated as being related to such SARs or may be granted on a stand alone basis. Each SAR which relates to a specific Stock Option granted may be granted concurrently with the Stock Option to which it relates or at any time prior to the exercise, expiration or termination of such Stock Option (except as otherwise provided in the 1995 Plan), but no later than six months and one day prior to the end of the term of such Stock Option. An SAR shall entitle the participant, subject to the provisions of the 1995 Plan and any related incentive compensation agreement, to receive from the Company an amount equal to the excess of the Fair Market Value on the exercise date of the number of shares for which the SAR is exercised over the exercise price for such shares under the related Stock Option or as stated in the separate SAR award.

     An SAR shall be exercisable on such dates or during such periods as may be determined by the Compensation Committee from time to time, except that in no event shall any SAR granted in tandem with a related Stock Option be exercisable when the related Stock Option is not eligible to be exercised. An SAR may not be exercised until the expiration of six months from the date of grant of such SAR.

     An SAR granted in tandem with a related Stock Option may be exercised only upon surrender of the related Stock Option by the grantee, which related Stock Option shall be terminated to the extent of the number of shares for which the SAR is exercised. Similarly, a Stock Option granted in tandem with an SAR may be exercised only upon surrender of the related SAR by the grantee, which related SAR shall be terminated to the extent of the number of shares for which the Stock Option is exercised. Any shares covered by a terminated Stock Option or SAR granted under the 1995 Plan shall not be available for subsequent awards under the 1995 Plan.

     The amount payable by the Company upon exercise of an SAR may be paid in cash, in shares of Common Stock (valued at their Fair Market Value on the exercise date) or in any combination thereof as the Compensation Committee shall determine from time to time. No fractional shares shall be issued and the grantee shall receive cash in lieu thereof.

     The Compensation Committee may impose any other conditions upon the exercise of an SAR, which conditions may include a condition that the SAR may be exercised only in accordance with rules and regulations adopted by the Compensation Committee from time to time. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter. The Compensation Committee may at any time amend, terminate or suspend any SAR theretofore granted under the 1995 Plan, provided that the terms of any SAR after any amendment shall conform to the provisions of the 1995 Plan. An SAR awarded in tandem with a related Stock Option shall terminate upon the termination or expiration of any related Stock Option.

     Restricted Stock.  The Compensation Committee shall have the authority to
(i) grant Restricted Stock awards, (ii) issue or transfer Restricted Stock to grantees, and (iii) establish terms, conditions and restrictions in connection with the issuance or transfer of Restricted Stock, including the length of the restriction period (the "Restriction Period"), which may differ with respect to each grantee or award, and which Restriction Period shall be no shorter than six months from the date of the grant, unless permitted by Rule 16b-3 of the Exchange Act.

     Restricted Stock awards granted to a grantee shall be subject to the following restrictions until the expiration of the Restriction Period: (i) a grantee shall be issued, but shall not be entitled to delivery of, the stock certificate for the Restricted Stock; (ii) the Restricted Stock shall be subject to certain restrictions on transferability set forth in the 1995 Plan and in the grantee's related incentive compensation agreement; (iii) the Restricted Stock shall be forfeited and the stock certificates shall be returned to the Company and all rights of the grantee to such shares and as a stockholder shall terminate without further obligation on the part of the Company when such grantee leaves or is terminated from the employ of the Company (or a Subsidiary, as the case may be) for any reason, except in the case of Disability (as defined below) or death (in which event the Restriction Period shall lapse and the shares shall be delivered to the grantee's beneficiaries or legal representative) and except in the case of normal retirement after reaching the age of 65 (in which event the Restriction Period shall lapse and the shares shall be delivered to the grantee); and (iv) any other restrictions which the Compensation Committee may determine in advance are necessary or appropriate.

     Price and Exercise of Stock Options. At the time it grants a Stock Option to an individual pursuant to the 1995 Plan (the "Optionee"), the Compensation Committee shall set the price at which the shares may be purchased upon exercise of the Stock Option. The option exercise price for shares of Common Stock covered by each NSO shall be established by the Board at the time of the grant of such NSO. The option exercise price to be paid for shares of Common Stock covered by each ISO shall be no less than the Fair Market Value of Common Stock at the time of granting the ISO. In the event any ISO is granted to a Ten Percent Stockholder, the purchase price to be paid for the Common Stock subject to the ISO must not be less than 110% of the Fair Market Value of such shares at the time of the grant.

     For purposes of determining the option exercise price and certain other calculations of the fair market value of shares pursuant to the 1995 Plan, "Fair Market Value" shall mean: (i) if the primary market for the Common Stock is a national securities exchange, the Nasdaq National Market, or other market quotation system in which last sale transactions are reported on a contemporaneous basis, such Fair Market Value shall be deemed to be the last reported sale price of the Common Stock on such exchange or in such quotation system on the day on which the option shall be granted (or other relevant valuation date specified herein), or, if there shall not have been a sale on such exchange or reported through such system on such trading day, the closing or last bid quotation therefor on such exchange or quotation system on such trading day; (ii) if the primary market for the Common Stock is not such an exchange or quotation market in which transactions are contemporaneously reported, such Fair Market Value shall be deemed to be the closing or last bid quotation in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through Nasdaq, its automated system for reporting quotations, or it successor (or such other generally accepted source of publicly reported bid quotations as the Company may reasonably designate) on the day on which the option shall be granted (or other relevant valuation date specified herein); and (iii) in all other cases, such Fair Market Value shall be determined in good faith by the Compensation Committee at the time the option is granted (or on any other relevant valuation date specified herein). If the Fair Market Value so determined shall include a fraction of a cent, it shall be rounded up to the next full cent.

     The option price of the shares must be paid in full upon exercise of the Stock Option. Payment may be made by (i) cash; (ii) check; (iii) through delivery of shares of Common Stock; or (iv) at the discretion of the Compensation Committee, by any combination of (i), (ii), or (iii) above. For purposes of making such payment in shares of Common Stock, such stock shall be valued at its Fair Market Value on the date of exercise of the Stock Option.

     The period during which each Stock Option or SAR granted hereunder may be exercised will be determined by the Compensation Committee in each case; provided, however, that no Stock Option or SAR shall by its terms be exercisable after the expiration of ten (10) years from the date the Stock Option or SAR is granted or before six months from the date the Stock Option or SAR is granted. In the event that any ISO is granted to a Ten Percent Stockholder, the maximum described above shall be reduced to five years from the date the ISO is granted.

     Limitations on Right to Exercise. No Stock Option or SAR may be exercised when the Fair Market Value of the shares subject to such Stock Option or SAR is less than the exercise price of the Stock Option or SAR. No Stock Option or SAR may be exercised after (i) the expiration of ninety (90) days after the earlier of the date the employment of the employee terminates with the Company or the date the employee is given written notice of his discharge from such employment or (ii) with respect to participants who are not employees, the expiration of ninety (90) days after the date such participant's service to the Company (in all capacities) as a director, officer, independent contractor and agent shall terminate. The expiration period described in the preceding sentence shall be waived in the event such termination occurs because of death or in the event termination of employment occurs because of disability within the meaning of Code Section 22(e)(3) ("Disability"); provided, however, that no ISO or related in tandem SAR may be exercised after the expiration of 365 days after the earlier of the date the employment of the employee terminates with the Company or the date the employee is given written notice of his discharge from such employment because of Disability. Absence or leave approved by the Company, to the extent permitted by the applicable provisions of the Code, shall not be considered an interruption of employment for any purpose under the 1995 Plan.

     The transfer or issuance of Common Stock upon the exercise of any Stock Option or SAR granted under the 1995 Plan will be contingent upon the advice of counsel to the Company that the shares to be issued pursuant thereto have been duly registered or are exempt from registration under the applicable securities laws, and upon receipt by the Compensation Committee of payment of the full purchase price of such shares, as provided herein.

     Termination and Transfer of Stock Options, SARs and Restricted Stock. No Stock Option, SAR or Restricted Stock granted under the 1995 Plan shall be transferable otherwise than by will or the laws of descent and distribution, and no Stock Option or SAR granted under the 1995 Plan may be exercised or other rights or benefits claimed under the 1995 Plan by any person other than the participant to whom the Stock Option or SAR shall initially have been granted during the lifetime of such participant (other than the person's guardian or legal representative). After the death of such original grantee, the "holder" of any Stock Option, SAR or Restricted Stock granted under the 1995 Plan shall be deemed to be the person to whom the original grantee's rights shall pass under the original grantee's will or under the laws of descent and distribution. Notwithstanding the foregoing, no transfer by will or the laws of descent or distribution will be binding on the Company unless the Compensation Committee is furnished with sufficient proof establishing the validity of such transfer.

     Rights as a Stockholder. A grantee of a Stock Option or an SAR or a transferee of such grantee shall have no rights as a stockholder with respect to any shares of Common Stock related thereto until the issuance of a stock certificate for such shares following the exercise of such Stock Option or SAR. Except as otherwise provided in the 1995 Plan, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     A grantee of Restricted Stock or a transferee of such grantee shall, upon the date certificates for the Restricted Stock are issued, have all of the rights of a stockholder, including the right to vote such shares and to receive dividends, subject to certain restrictions set forth in the 1995 Plan.

     Registration of Shares of Common Stock. The Compensation Committee, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock issuable upon any exercise of a Stock Option or an SAR or upon the grant of a Restricted Stock award until completion of any stock exchange listing, registration, or other qualification or exemption of such shares under any state and/or federal law, rule or regulation as the Compensation Committee may consider appropriate, and may require any grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal current federal income tax consequences of transactions under the 1995 Plan. It does not describe all federal tax consequences under the 1995 Plan, nor does it describe state, local or foreign tax consequences.

     ISOs. No taxable income is realized by the recipient upon the grant or exercise of an ISO. However, the exercise of an ISO may result in alternative minimum tax liability for the recipient. If no disposition of shares issued to a recipient pursuant to the exercise of an ISO is made by the recipient within two years from the date of grant or within one year after the transfer of such shares to the recipient, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the recipient as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for federal income tax purposes.

     If the shares of the Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally the recipient will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms-length sale of such shares) over the exercise price, and the Company will be entitled to deduct such amount. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. Special rules may apply where all or a portion of the exercise price of the ISO is paid by tendering shares of Common Stock.

     If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as an NSO. Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of permanent and total disability), except in certain cases where the ISO is exercised after the death of a recipient.

     NSOs. With respect to NSOs granted under the 1995 Plan, no income is realized by the recipient at the time the option is granted. Generally, at exercise, ordinary income is realized by the recipient in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

     SARs. The grant of an SAR does not result in income for the grantee or in a deduction for the Company. Upon the exercise of an SAR, the grantee generally recognizes ordinary income and the Company is entitled to a deduction equal to the positive difference between the fair market values of the shares subject to the SAR on the dates of grant and exercise.

     Restricted Stock. A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is either transferable or is no longer subject to forfeiture, less any amount paid for such stock. The Company is entitled to a corresponding tax deduction for the amount of ordinary income recognized by the recipient. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of issuance of the restricted stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), less any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the ordinary income previously recognized. Upon sale of the shares after the forfeiture period has expired, the appreciation or depreciation since the shares become transferable or free from risk of forfeiture (or, if a Section 83(b) election was made, since the shares were issued, taking into account the ordinary income previously recognized) will be treated as long-term or short-term capital gain or loss. The holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires (or upon earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b)).

FUTURE PLAN BENEFITS

     Since the Compensation Committee grants awards under the 1995 Plan in its discretion, the benefits that recipients of any future awards may receive are presently indeterminable.

     Approval of this Proposal 3 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Meeting.

               THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

                                  ACCOUNTANTS

     The Board of Directors currently plans to appoint KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1998. KPMG Peat Marwick LLP has examined the Company's financial statements since 1993 and has no relationship with the Company other than that arising from its appointment as independent auditors. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers, and persons who own beneficially more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with during 1997, except that Mr. Anderson did not report his becoming an executive officer of the Company on October 23, 1997 until he filed his Form 3 on November 4, 1997, Mr. Buchanan did not report his becoming a director and executive officer of the Company on October 23, 1997 until he filed his Form 3 on November 4, 1997, Mr. Burleson did not report his acquisition of 1,000 shares of Common Stock in March 1997 until he filed his Form 4 on July 31, 1997 or his acquisition of 2,000 shares of Common Stock in December 1997 until he filed his Form 4 on March 13, 1998, Dr. Cook did not report his becoming a director of the Company on October 23, 1997 until he filed his Form 3 on November 5, 1997, John
W. Kneen did not report his acquisition of 2,000 shares of Common Stock in August 1996 until he filed his Form 4 on July 30, 1997, Mr. Komula did not report his acquisition of 4,000 shares of Common Stock in August 1996 until he filed his Form 4 on June 16, 1997, Mr. Lasky did not report the grant of options to acquire 72,381 shares granted to him on January 30, 1997 until he filed his Form 4 on March 23, 1998, Mr. Ohlendorf did not report his becoming an executive officer of the Company on October 23, 1997 until he filed his Form 3 on November 4, 1997, and Mr. Vick did not report his becoming a director and executive officer of the Company on October 23, 1997 until he filed his Form 3 on November 4, 1997.

                                 OTHER MATTERS

     The Board does not know of any other matters which may come before the Meeting. If any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than January 14, 1999, in order to be included in the proxy statement and proxy relating to that annual meeting.

     Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

                                          By Order of the Board of Directors,

                                          Thomas E. Komula
                                          Secretary

Brookfield, Wisconsin
April 14, 1998

                       [ALTERNATIVE LIVING SERVICES LOGO]

                                                                     APPENDIX A
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1998

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                 DIRECTORS OF ALTERNATIVE LIVING SERVICES, INC.

The Board recommends a vote FOR the following proposals:

1. To elect the ten nominees listed below to the Board of Directors of Alternative Living Services, Inc.

    [ ]  FOR all nominees (except as marked below)          [ ]  WITHHOLD authority to vote for all nominees

NOMINEES: Richard W. Boehlke, Timothy J. Buchanan, Gene E. Burleson, D. Ray Cook, M.D., Robert Haveman, Ronald G. Kenny, William F. Lasky, William G. Petty, Jr., Jerry L. Tubergen and Steven L. Vick

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that name in the space provided below.

--------------------------------------------------------------------------------

2. To approve the Amendment to the Company's Restated Certificate of Incorporation to increase the Company's authorized capital stock.

      [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN
3. To approve the Amendment to the Company's 1995 Amended and Restated Incentive Compensation Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder.

      [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

   The undersigned appoints William F. Lasky, Timothy J. Buchanan and Thomas E. Komula, and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified hereon at the Annual Meeting of Stockholders (the "Annual Meeting") of Alternative Living Services, Inc. (the "Company") to be held at The Sheraton Milwaukee/Brookfield, 375 South Moorland Road, Brookfield, Wisconsin 53005, on Thursday, May 14, 1998 at 10:00 a.m., Milwaukee time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy) that the undersigned would have if personally present at the Annual Meeting, to act in their discretion upon any other matter or matters that may properly be brought before the Annual Meeting and to appear and vote all the shares of Common Stock of the Company that the undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Annual Meeting.

    This proxy may be revoked at any time prior to the voting thereof.

    UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR THE PROPOSALS ABOVE.

                                               ---------------------------------
                                               Signature

                                               ---------------------------------
                                               Signature if held jointly

                                               Dated:                     , 1998
                                                  -------------------------

                                               Please date and sign as name
                                               appears hereon. When signing as
                                               executor, administrator, trustee,
                                               guardian or attorney, please give
                                               full title as such. If a
                                               corporation, please sign in full
                                               corporate name by president or
                                               other authorized corporate
                                               officer. If a partnership, please
                                               sign in partnership name by
                                               authorized person. Joint owners
                                               should each sign.